UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 23, 2004

Date of Report (Date of earliest event reported):

WOODWARD GOVERNOR COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 North Second Street

Rockford, Illinois 61111

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, including area code:  (815) 877-7441

Not Applicable

(Former name or former address, if changed since last report)

ITEM 1.01      Entry into a Material Definitive Agreement

On November 18, 2004, Woodward Governor Company (the “Registrant”) announced the upcoming retirement of Stephen P. Carter, its Executive Vice President, Chief Financial Officer and Treasurer.  A copy of the news release issued by the Registrant concerning this announcement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of a Retirement Transition Agreement between the Registrant and Mr. Carter dated November 23, 2004, Mr. Carter will continue to serve as Executive Vice President, Chief Financial Officer and Treasurer until his successor is appointed or the Company determines that the transition of responsibilities has been accomplished, in no event later than October 14, 2006.  He will participate in all current benefit programs through his last day of active employment or July 15, 2005, whichever is later.  At the end of the transition period, Mr. Carter will be available to provide consultation services as requested by the Company and will continue to be paid at his current rate of compensation through October 14, 2006.  He will participate in group health and life plans through October 14, 2006, and will be reimbursed for tax planning and preparation services through tax year 2006.  He may exercise stock options in accordance with the Woodward Governor Company 2002 Stock Option Plan and his Non-Qualified Stock Option Agreement(s).  A copy of the Retirement Transition Agreement is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

ITEM 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)   On November 18, 2004, Registrant announced the upcoming retirement of Stephen P. Carter, its Executive Vice President, Chief Financial Officer and Treasurer.  A copy of the news release issued by the Registrant concerning this announcement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits

(c)   Exhibits.

99.1 Woodward Governor Company Press Release dated November 18, 2004.

99.2  Retirement Transition Agreement dated November 23, 2004, between the Registrant and Stephen P. Carter

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2004	WOODWARD GOVERNOR COMPANY
By: /s/ Stephen P. Carter
Stephen P. Carter
Executive Vice President, Chief Financial
Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News Release issued by Woodward Governor Company, dated November 18, 2004.

99.2	Retirement Transition Agreement between Woodward Governor Company and Stephen P. Carter dated November 23, 2004.